================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       ----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                FEBRUARY 8, 1994
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                       ----------------------------------



                             WMX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


      1-7327                                               36-2660763
     (COMMISSION FILE NUMBER)                            (IRS EMPLOYER
                                                       IDENTIFICATION NO.)

              3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS   60521
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


                                (708) 572-8800
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

Item 5.  Other Events.
         ------------

     The registrant on February 8, 1994 issued a news release reporting its results of operations for the fourth quarter of 1993 and for the year as a whole and the registrant's target of 5 percent to 10 percent growth in earnings per share in 1994, and on February 9, 1994 issued a news release reporting its approved capital budget of $1.55 billion for 1994, its target of positive cash flow of $200 to $400 million for 1994 and its expectation of flat results of operations for the first quarter of 1994 compared to the fourth quarter of 1993. Copies of the news releases are filed as exhibits to this report and are hereby incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     No financial statements or pro forma financial information are filed as a part of this report. The exhibit filed as part of this report is listed in the
Exhibit Index hereto.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             WMX TECHNOLOGIES, INC.

                                             By:  /s/ Thomas C. Hau
                                             -------------------------
                                                 Thomas C. Hau
                                                 Vice President

Dated:  February 10, 1994

                             WMX TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

                      Number and Description of Exhibit*
                      ----------------------------------

1.    None

2     None

4.    None

16.   None

17.   None

21.   None

24.   None

25.   None

28.1  News release dated February 8, 1994 issued by WMX Technologies, Inc.

28.2  News release dated February 9, 1994 issued by WMX Technologies, Inc.



- -----------------------
*Exhibits not listed are inapplicable.

                                                                    Exhibit 28.1

     Analyst Contact:                      Media Contact:
     James E. Koenig                       William J. Plunkett
     (708) 572-8822                        (708) 572-8898



     WMX TECHNOLOGIES, INC. REPORTS FOURTH QUARTER RESULTS;
     PROJECTS EARNINGS TO GROW AT 5 PERCENT TO 10 PERCENT IN 1994


     Oak Brook, Illinois, February 8, 1994 -- WMX Technologies, Inc. today reported financial results for the fourth quarter and full year 1993.

     For the quarter ended December 31, 1993, revenue was $2,386,909,000 versus $2,203,080,000 in the quarter a year earlier. Net income was $162,923,000, or $0.34 per share, versus $182,805,000, or $0.37 per share, in the quarter in 1992.

     For the full year ended December 31, 1993, net income was $452,776,000, or $0.93 per share, compared with $850,036,000, or $1.72 per share, in 1992. Revenue was $9,135,577,000 compared with $8,661,027,000 in 1992.

     As discussed below, net income for both 1993 and 1992 was impacted by special charges, gains from stock issuances by subsidiaries and, in 1992, accounting changes. Excluding such items in both years, earnings per share were $1.53 in 1993 compared with $1.68 in 1992.

     "We are obviously disappointed with our 1993 performance, as we know our shareholders are," said Dean L. Buntrock, Chairman and Chief Executive Officer, "but we believe that we have now taken the steps necessary to return our Company to a position of overall earnings growth for 1994. Our target is a 5 percent to 10 percent growth in earnings per share in 1994.

     "During the past three years, we have heavily invested both financial resources and senior management time in an aggressive expansion into new service lines and geographic markets. Our achievements during this period have included the successful public offering and rapid expansion of Waste Management International; Wheelabrator Technologies' successful expansion through targeted acquisitions of water, wastewater and air pollution control technologies; and the formation during 1993 of Rust International as a premier environmental engineering, consulting and remediation company. These efforts have positioned WMX Technologies as the undisputed leader of the global environmental services market.

     "At the same time, our core North American solid and hazardous waste operations have faced very difficult business conditions, including a lengthy recession which masked, to a certain extent, some important structural changes in these markets. During 1993, we moved to address these developments, first, with a major restructuring of our Chemical Waste Management subsidiary. As a result, we have strengthened and streamlined that business and concentrated on generating increased returns from the markets in which Chemical Waste Management participates.

     "We next turned our attention to our North American solid waste services company by forming a new Waste Management, Inc. corporate management team and returning to the nine-group management structure it had in 1992. This reorganization is designed to focus the talents of our most senior management on addressing division-level operations and profitability issues, decreasing our operating costs, improving returns on capital in place and growing the business.

     "While we believe these efforts will improve our performance in 1994, they have been disruptive to the Waste Management organization and increased its fourth quarter costs." Fourth quarter results were impacted by a variety of reorganization-related expenses including costs associated with workforce reductions and related relocations involving approximately 500 people within Waste Management.

     The increased focus on profitability improvement within Waste Management, Inc. has led to selective dispositions of operating divisions and other assets. In this regard, Waste Management has signed an agreement to sell its Modulaire division, a mobile/modular office rental, sales and servicing business, to GE Capital Modular Space, a division of Transport International Pool, Inc., a subsidiary of General Electric Capital Corporation. The sale is expected to close in the first quarter.

     The fourth quarter provided some encouragement, the Company said. Chemical Waste Management's restructuring plan is on schedule and it is meeting its core business revenue and profitability targets. Good progress is being made in the faster growing Wheelabrator Technologies, Rust International and Waste Management International groups as each extends its capabilities and market presence.

     Chemical Waste Management continues to respond to recent changes in the hazardous waste services marketplace with efforts to drive down its costs and improve profitability. During the fourth quarter, the subsidiary's Port Arthur, Texas hazardous waste incinerator facility received authorization from the U.S. Environmental Protection Agency to begin receiving wastes from Superfund site cleanups. Chemical Waste Management noted, however, that the incineration marketplace continues to be characterized by excess capacity that may continue for the foreseeable future.

     Wheelabrator Technologies began commercial operations at its owned-and-operated composting facility located at the Waste Management, Inc. Turnkey landfill in Rochester, N.H. in the quarter. The subsidiary also opened offices in Singapore and Mexico City to facilitate sale of its water and air pollution control systems in the Pacific Rim and Mexico.

     Rust International continued its acquisition program in the U.S. and overseas during the quarter. It completed the acquisition of Sky Climber in October, expanding its scaffolding services capability. It signed a letter of intent to acquire Kennedy and Donkin, a 950-person U.K.-based engineering firm, which will add engineering and design expertise and experience in the utility power industry. Shortly after the quarter ended, it completed the acquisition of Wahler Associates, expanding its environmental consulting expertise in California. Rust also was notified in recent months that it has been qualified to bid on projects for the remediation of Hill and Kelly Air Force bases. In January 1994, it was notified that it was selected as one of four companies to bid on the cleanup of hazardous waste sites at Tinker and Eglin Air Force bases.

     Overseas, the Waste Management International plc subsidiary continued to expand in 1993. Revenue in Europe grew despite the fact that only the United Kingdom experienced positive economic growth during 1993. The subsidiary expanded in the U.K., Germany, the Netherlands, France, Denmark and Finland through acquisitions and internal growth. In Hong Kong, commercial operations began at its chemical waste treatment facility and it was awarded an approximately U.S. $450-million project to develop the SENT landfill. The project includes construction, site operations for 13 years, and aftercare for a further 30 years. Shortly after year-end, it began operating Indonesia's first commercial hazardous waste landfill near Cibinong, West Java. In Taiwan, through a joint venture with Ret-Ser, one of the country's largest construction groups, it has submitted bids for several trash-to-energy projects.

     Operating results for both 1993 and 1992 were impacted by special charges, gains from stock issuances of subsidiaries, and, in 1992, accounting changes. The following table reconciles reported earnings per share to earnings excluding such items:

                                   Fourth Quarter    Full Year
                                   --------------  --------------
                                    1992    1993    1992    1993
                                   ------  ------  ------  ------

Reported earnings per share         $ .37   $ .34  $1.72   $ .93

Chemical Waste Management asset
  revaluation and restructuring
  charge                               --      --     --     .59

Gain on stock issuances by
  subsidiaries                         --      --   (.42)   (.02)

Other special charges                 .05      --    .24      --

Adjustment to deferred income
  taxes resulting from 1993 tax
  law change                           --      --     --     .03

Accounting changes                     --      --    .14      --
                                   ------  ------  -----   -----
Earnings per share excluding
  above items                       $ .42   $ .34  $1.68   $1.53
                                   ======  ======  =====   =====

     In addition, higher U.S. tax rates in effect in 1993 negatively impacted 1993 income by approximately $.04 per share compared to 1992.

     WMX Technologies, Inc., formerly named Waste Management, Inc., is the leading international environmental services company. Based in Oak Brook, Illinois, its principal subsidiaries include Waste Management, Inc., Chemical Waste Management, Wheelabrator Technologies, Rust International and Waste Management International.

                          END OF TEXT/TABLES TO FOLLOW

                    WMX TECHNOLOGIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     FOR THE THREE MONTHS ENDED DECEMBER 31

                                  (Unaudited)

                    (000's omitted except per share amounts)

                                         1992 *        1993
                                       -----------  -----------

REVENUE                                $2,203,080   $2,386,909
                                       ----------   ----------

 Operating expenses                    $1,503,822   $1,677,912

 Special charges                           56,450           --

 Selling and administrative expenses      277,806      298,719

 Goodwill amortization                     20,441       26,737

 Interest expense                          57,079       84,631

 Interest income                          (11,458)     (10,164)

 Minority interest                         25,328       37,605

 Sundry income, net                       (31,429)     (14,021)
                                       ----------   ----------

 Income before income taxes            $  305,041   $  285,490

 Provision for income taxes               122,236      122,567
                                       ----------   ----------

NET INCOME                             $  182,805   $  162,923
                                       ==========   ==========

AVERAGE SHARES AND
EQUIVALENT SHARES OUTSTANDING             490,525      483,453
                                       ==========   ==========

EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE                     $0.37        $0.34
                                       ==========   ==========

* Certain amounts have been restated to conform to 1993 classifications.

                    WMX TECHNOLOGIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE TWELVE MONTHS ENDED DECEMBER 31

                    (000's omitted except per share amounts)

                                                  1992 *        1993
                                                -----------  -----------

REVENUE                                         $8,661,027   $9,135,577
                                                ----------   ----------

 Operating expenses                             $5,945,762   $6,346,914

 Special charges                                   219,900      550,000

 Selling and administrative expenses             1,048,047    1,128,202

 Goodwill amortization                              77,144       94,391

 Gains from stock transactions of
  subsidiaries                                    (263,489)     (15,109)

 Interest expense                                  223,052      300,878

 Interest income                                   (57,693)     (41,432)

 Minority interest                                 156,824       57,986

 Sundry income, net                                (86,932)     (95,424)
                                                ----------   ----------

 Income before income taxes and
  cumulative effect of accounting
  changes                                       $1,398,412   $  809,171

 Provision for income taxes                        477,237      356,395
                                                ----------   ----------

 Income before cumulative effect
  of accounting changes                         $  921,175   $  452,776

 Cumulative effect of accounting
  changes, net of minority interest
  in portion relating to
  subsidiaries --

  Postretirement benefits, net of tax              (36,579)          --

  Income taxes                                     (34,560)          --
                                                ----------   ----------

NET INCOME                                      $  850,036   $  452,776
                                                ==========   ==========

AVERAGE SHARES AND
 EQUIVALENT SHARES OUTSTANDING                     493,948      485,374
                                                ==========   ==========

EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE
  Before cumulative effect of
   accounting changes                           $     1.86        $0.93

  Cumulative effect of accounting changes --
   Postretirement benefits                            (.07)          --

   Income taxes                                       (.07)          --
                                                ----------   ----------

  Net income                                    $     1.72        $0.93
                                                ==========   ==========

* Certain amounts have been restated to conform to 1993 classifications.

                                      ####

                                                                    EXHIBIT 28.2


     Analyst Contact:                    Media Contact:
     James Koenig                        William Plunkett
     (708) 572-8822                      (708) 572-8898



     WMX TECHNOLOGIES ANNOUNCES 1994 CAPITAL BUDGET
     AND FIRST QUARTER EXPECTATIONS


     Oak Brook, Illinois, February 9, 1994 -- WMX Technologies, Inc. today announced that its Board of Directors has approved a capital expenditures budget for 1994 of $1.55 billion.

     The Company said it would allocate $710 million to its North American solid waste services subsidiary, Waste Management, Inc., and $67 million to its North American hazardous waste services subsidiary, Chemical Waste Management, Inc. The Company said it also would allocate $240 million to its Wheelabrator Technologies Inc. energy, water, wastewater, and air pollution control services and systems subsidiary; $130 million to its Rust International Inc. environmental engineering, consulting, remediation and industrial services company and $400 million to its international subsidiary, Waste Management International plc. On this basis, the Company said its target is to generate positive cash flow of $200 to $400 million during the year.

     WMX Technologies also indicated that financial results in the first quarter ending March 31, 1994 are expected to be flat compared with the fourth quarter of 1993. The Company attributed this primarily to continuing efforts to streamline its Waste Management, Inc. solid waste operations and the impact of severe weather in Northern and Northeastern states.

     WMX Technologies, Inc., formerly named Waste Management, Inc., is the leading international environmental services company. Based in Oak Brook, Illinois, its principal subsidiaries include Waste Management, Inc., Chemical Waste Management, Inc. Wheelabrator Technologies Inc., Rust International Inc. and Waste Management International plc.


                                     #####